                                                                   Exhibit 10.15

                          FORM OF TERMINATION AGREEMENT

                  THIS TERMINATION AGREEMENT (this "Agreement"), dated as of May __, 2005, is entered into by and between Citi Trends, Inc., a Delaware corporation (the "Company"), and Hampshire Management Company LLC, a Delaware limited liability company and affiliate of Hampshire Equity Partners II, L.P. (the "Consultant").

                  WHEREAS, the Company and the Consulting are parties to that certain Amended and Restated Hampshire Management and Consulting Agreement, effective as of February 1, 2004 (the "Consulting Agreement");

                  WHEREAS, the parties agree that upon the consummation of the Company's initial public offering of its common stock, par value $.01 per share (the "Common Stock"), they shall execute this Agreement, thereby terminating the Consultant Agreement; and

                  WHEREAS, Hampshire and the Company wish to make certain agreements with respect to the termination of the Consulting Agreement, upon the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and considerations herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  1. Termination. The parties agree that upon the consummation of the Company's initial public offering of its Common Stock the Consulting Agreement shall be terminated and the provisions thereunder shall no longer be valid or enforceable.

                  2. Consideration. As partial consideration for the termination of the Consulting Agreement, the Company hereby agrees to pay to the Consultant, $1.2 million prior to December 31, 2005. Such payment shall be recognized as an expense by the Company upon the consummation of the offering.

                  3. Modification, Amendment, Waiver. No modification, amendment or waiver of any provision of this Agreement shall be effective unless approved in writing by the Company and the Consultant. The failure of either party at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the rights of the party thereafter to enforce the provisions of this Agreement in accordance with its terms.

                  4. Invalid or Unenforceable Provisions. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any term or provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. The parties further agree that any court of competent jurisdiction is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by a court of competent jurisdiction shall be binding upon and enforceable against each of them.

                  5. Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

                  6. Binding Effect; Assignment. All of the terms of this Agreement shall inure to the benefit of and shall be binding upon the Company and the Consultant and their respective successors and permitted assigns; provided, however, that this Agreement may not be assigned without the prior written consent of the other party hereto.

                  7. Remedies. The parties hereto will be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages by reason of any material breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violation of the provisions of this Agreement. In the event of any dispute involving the terms of this Agreement, the prevailing party shall be entitled to collect reasonable fees and expenses incurred by the prevailing party in connection with such dispute from the other parties to such dispute.

                  8. Notices. Any notice or other communication in connection with this Agreement shall be deemed to be delivered and received if in writing (or in the form of a telex or telecopy) addressed as provided below (a) when actually delivered, in person, (b) if telexed or telecopied to said address, when electronically confirmed, (c) when delivered if delivered by overnight courier or (d) in the case of delivery by mail, five (5) business days shall have elapsed after the same shall have been deposited in the United States mails, postage prepaid and registered or certified:

                               If to the Company, to:

                               Citi Trends, Inc.
                               102 Fahm Street
                               Savannah, Georgia 31401
                               Attention:  R. Edward Anderson
                               Facsimile:  (912) 443-3674

                               with a copy to:

                               Paul, Hastings, Janofsky & Walker LLP
                               75 East 55th Street
                               New York, New York  10022
                               Attention: William F. Schwitter, Esq.
                               Facsimile: (212) 319-4090

                               If to the Consultant, to:

                               Hampshire Management Company LLC
                               c/o Hampshire Equity Partners II, L.P.
                               520 Madison Avenue, 33rd Floor
                               New York, New York 10022
                               Attention:  Laurens M. Goff
                               Facsimile:  (415) 362-1192

                  9. Governing Law; Submission to Jurisdiction. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the internal laws of the State of Delaware, without giving effect to principles of conflicts of law. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware or the United States of America located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and the parties agree not to commence any action, suit or proceeding relating hereto except in such courts), and further agree that service of any process, summons, notice or documents by United States registered mail to a party in accordance with Section 8 hereof shall be effective service of process for any action, suit or proceeding brought against such party in any such court and, absent any statute, rule or order to the contrary, that each party shall have thirty (30) days from actual receipt of any complaint to answer or otherwise plead with respect thereto. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware or the United States of America located in the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                  10. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  11. Counterparts. This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together will constitute one and the same agreement.

                            (Signature Page Follows)

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                   COMPANY:

                                   CITI TRENDS, INC., a Delaware corporation

                                   By: _______________________________________
                                       Name:   R. Edward Anderson
                                       Title:  Chief Executive Officer


                                   CONSULTANT:

                                   HAMPSHIRE MANAGEMENT COMPANY LLC, a Delaware limited liability company


                                   By: _______________________________________
                                       Name:   Thomas J. Walker
                                       Title:  Vice President

                             [Termination Agreement]